================================================================================

                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
    Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [X]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [ ]   Soliciting Material Under Rule 14a-12


                          NORTHFIELD LABORATORIES INC.

                (Name of Registrant as Specified in its Charter)

                                C. ROBERT COATES
                                ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)     Title of each class of securities to which transaction applies:
     2)     Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)     Proposed maximum aggregate value of transaction:
     5)     Total fee
            paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)     Amount Previously Paid:
     2)     Form, Schedule or Registration Statement No.:
     3)     Filing Party: C. Robert Coates
     4)     Date Filed: June 24, 2002


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Item 1. Date, Time and Place Information

(a) Date, Time and Place of Meeting

On or about August 31, 2002, or on such other date, and at such place and time as is fixed by Northfield Laboratories Inc. (the "Company").

Principal Executive Office of the Registrant

Northfield Laboratories Inc.
1560 Sherman Avenue, Suite 1000
Evanston, Illinois 60201-4800

Telephone: (847) 864-3500

(b) Approximate date on which the Proxy Statement and form of Proxy is to be given to security holders:

On or about June 24, 2002.

(c)(1) Deadline for submitting shareholder proposals and form of Proxy for the Registrant's Next Annual Meeting, for inclusion in the Company's Proxy
Statement:

The deadline for submitting shareholder proposals and form of Proxy for the Company's Annual Meeting of Shareholders in 2003 cannot be determined at this time because the Company has not as yet fixed the date for its 2002 Annual Shareholders' Meeting. Under SEC rules and regulations, shareholder proposals for a regularly scheduled annual meeting must be received by the Company's principal executive officers not less than 120 calendar days before the date the company's proxy statement is released to shareholders in connection with the previous year's annual meeting. If the date of the annual meeting is changed by more than 30 days from the date of the previous year's annual meeting, then the deadline is a reasonable time before the company begins to print and mail its proxy materials.

(2) Date after which notice of a shareholder's proposal submitted outside the above process and not included in the Company's Proxy Statement is considered untimely:

The Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in its proxy statement, to be brought before any annual meeting of stockholders. In general, notice must be received by the Company's corporate secretary not less than 60 days nor more than 90 days prior to the date of the annual meeting, except if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to its stockholders, in which event notice by the stockholders to be timely must be received no later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made. The deadline for submitting a shareholder's proposal not included in the Company's Proxy Statement cannot be determined at this time because the Company has not as yet fixed the date for its 2002 Annual Shareholders' Meeting.

Item 2. Revocability of Proxy

Any Proxy executed and returned by a stockholder to Mr. Coates may be revoked at any time thereafter if written notice of revocation is given to Mr. Coates, prior to the vote taken at the meeting, or by execution of a subsequent proxy which is presented to the meeting, or if the stockholder attends the meeting and votes by ballot, except as to matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

Item 3. Dissenters Right of Appraisal

Not Applicable.

Item 4. Persons Making the Solicitation

This solicitation is made by C. Robert Coates and by Bert R. Williams III. Mr. Coates and Mr. Williams have retained D. F. King & Company Inc. for solicitation and advisory services in connection with this solicitation. Solicitations will be made by use of the mail, formal or informal meetings, and/or by telephone contact with one or more stockholders. The cost of this solicitation will be borne by Mr. Coates. Mr. Coates has spent an estimated $10,000 to date, and estimates that total expenditures will equal approximately $200,000. Bert R. Williams III will not bear any of the expenses of solicitation.

Management Insights, Inc., a Texas Corporation, whose shares are owned by C. Robert Coates and his wife Suzanne Coates, owns 282,000 of the Company's Common Stock. The C. Robert Coates non-profit foundation, of which C. Robert Coates and his wife, Suzanne Coates are the sole Directors, owns 5,000 shares of the Company's Common Stock. These entities may also be deemed to be participants making the solicitation, since they are controlled by Mr. Coates, and certain regularly employed employees of Management Insights, Inc., may also assist Mr. Coates in soliciting votes or in administrative or clerical duties.

If Mr. Coates is successful in this solicitation, he will not seek reimbursement from the Company for the costs of solicitation, but will pay for these costs out of his own funds.

Item 5. Interest of Certain Persons in Matters to be Acted Upon

As of May 31, 2002, C. Robert Coates, and his affiliates Management Insights, Inc., and the C. Robert Coates non-profit foundation (hereinafter collectively referred to as the "Affiliates"), own beneficially in the aggregate 644,200 shares of the Company's outstanding Common Stock. Bert R. Williams III owns 500 shares of the Company's outstanding Common Stock.

Mr. Coates is seeking to have himself and Mr. Williams elected to fill seats up for election to the Board of Directors at the next Annual or Special Meeting of Shareholders. If successful, Mr. Coates and Mr. Williams will each become a member of the Company's Board of Directors, and each has consented to serve as Director if elected.

Mr. Coates and Mr. Williams are advised that the Company's Directors are compensated $1,000 per meeting, and are reimbursed for their expenses. In addition, non-employee directors receive grants of stock options under the Northfield Laboratories Nonqualified Stock Option Plan for Outside Directors.

Except for the above and other than the aforesaid security holdings in the Company, neither Mr. Coates (nor his Affiliates) nor Mr. Williams has any substantial interest, direct or indirect, in the matter(s) to be acted upon for which proxies are solicited. Mr. Coates' and Mr. Williams' present principal occupations and the principal business address of the companies with which each is employed are set out below, as is similar information for Management Insights, Inc.

C. Robert Coates

C. Robert Coates
100 Field Drive, Suite 130
Lake Forest, Illinois 60045
(800) 295-0841 extension 220

For over twenty years, C. Robert Coates has been the Chief Executive Officer of Management Insights, Inc., a tax consulting firm that specializes in tax credits and incentives. Mr. Coates earned a Bachelor of Arts Degree in Economics with Distinction from the University of Virginia, an MBA in Finance, and a Ph.D. in Finance, Economics and Accounting from the University of Chicago. Mr. Coates served on the Board of Directors of Borland Software Corporation, a publicly traded company, from June 1999 to February 2000. Mr. Coates was not a member of that board's compensation committee.

Management Insights, Inc.

Management Insights, Inc.
14755 Preston Road
Dallas, Texas 75254
(972) 755-2100

Management Insights, Inc., a Texas Corporation, has operated a business providing tax consulting services to large companies and others since 1980. Management Insights, Inc.'s shares are owned 50% by C. Robert Coates and 50% by Mr. Coates' wife, Suzanne Coates. C. Robert Coates serves as a Director, Chief Executive Officer and President while Suzanne Coates serves as a Director and Secretary of the corporation.

Bert R. Williams III

Bert R. Williams III
2280 Springlake Road #106
Dallas, Texas 75234
(972) 247-4106

Since November 1993, Bert R. Williams III has been President of Immuno Concepts N.A. Ltd., a leading manufacturer and worldwide distributor of medical diagnostic kits. He is responsible for production, marketing, technical support and operations. He implemented the program that achieved ISO 9001 certification at Immuno Concepts. Mr. Williams has also served as Director of Marketing at Immuno Concepts since 1985. In that role, he has been responsible for strategic marketing development and direction, nationally and internationally. He expanded international market penetration from four countries to over sixty. Mr. Williams holds a Bachelor of Science degree from Wayne State University and an MBA from Marquette University. He also serves as a Director of the Intestinal Health Institute, a Dallas-based non-profit organization, and has been an Adjunct Professor at the University of Dallas' Graduate School of Management since 1996. Mr. Williams is co-patent holder of patent #5490830 covering the innovative design of a biohazard centrifuge.

Shares Owned

C. Robert Coates (and his Affiliates) own beneficially 644,200 shares of the Company's Common Stock, and Bert R. Williams III beneficially owns 500 shares, as set out below:

Beneficial Ownership                               Shares
---------------------------                        -------------
C. Robert Coates                                   644,200 (1)
Bert R. Williams III                               500

(1) 357,200 of these shares are held in the name of C. Robert Coates, 282,000 of these shares are held by Management Insights, Inc., and 5,000 of these shares are held by the C. Robert Coates non-profit foundation, of which Mr. Coates and his wife, Suzanne Coates, are the sole Directors.

Set out below is information with respect to all securities of the Company purchased or sold by C. Robert Coates and his Affiliates, and by Bert R. Williams III. Neither Mr. Coates, nor his Affiliates, nor Mr. Williams own any shares of the Company's Common Stock, either beneficially or non-beneficially, other than as set forth below:

MR. COATES HOLDINGS:

Management Insights, Inc.

        Shares of Northfield Laboratories
        ---------------------------------
           Common Stock       Action          Avg. Price        Date
           ------------       ------          ----------        -------
                 5,000          Buy             $13.94          05/27/98
                 2,000          Buy             $15.38          06/05/98
                30,000          Buy             $17.50          07/15/98
                20,000          Buy             $17.00          07/15/98
                10,000          Buy             $15.63          07/28/98
                14,000          Buy             $13.00          08/21/98
                 1,000          Buy             $12.75          08/21/98
                 5,000          Buy             $12.94          08/24/98
                95,000          Buy             $13.00          08/24/98
                15,000          Buy             $12.50          08/26/98
                85,000          Buy             $12.63          08/26/98
                10,000          Buy             $11.75          09/27/00
                 2,700          Sell            $12.88          09/28/00
                   500          Sell            $12.94          09/28/00
                 6,800          Sell            $12.75          09/28/00

C. Robert Coates

        Shares of Northfield Laboratories
        ---------------------------------
           Common Stock       Action          Avg. Price        Date
           ------------       ------          ----------        -------
                 5,000          Buy             $15.00          06/12/98
                10,000          Buy             $14.38          06/15/98
                10,000          Buy             $14.44          06/15/98
                 6,000          Buy             $14.19          06/15/98
                   200          Buy             $14.31          06/16/98
                10,000          Buy             $14.50          06/17/98
                10,000          Buy             $14.38          06/18/98
                10,000          Buy             $14.50          06/18/98
                10,000          Buy             $14.13          06/19/98
                 3,500          Buy             $14.31          06/23/98
                 2,000          Buy             $14.31          06/24/98
                 1,000          Buy             $14.38          06/25/98
                 1,100          Buy             $14.50          06/26/98
                 9,900          Buy             $14.88          06/26/98
                10,000          Buy             $15.00          06/29/98
                 5,200          Buy             $14.88          06/30/98
                10,000          Buy             $15.00          07/01/98
                 3,000          Buy             $14.88          07/01/98
                 6,600          Buy             $14.63          07/02/98
                 2,000          Buy             $15.38          07/07/98
                 2,500          Buy             $15.38          07/09/98
                 2,500          Buy             $16.00          07/13/98
                10,000          Buy             $16.50          07/14/98
                 5,000          Buy             $16.75          07/14/98
                 3,600          Buy             $16.75          08/04/98
               115,000          Buy             $17.21          08/06/98
                65,000          Buy             $17.29          08/07/98
                50,000          Buy             $16.88          08/10/98
                13,900          Buy             $17.00          08/10/98
                10,000          Sell            $15.50          01/06/99
                10,000          Sell            $15.38          01/06/99
                 2,000          Sell            $14.06          09/08/99
                 1,000          Sell            $14.00          09/08/99
                 9,900          Sell            $21.00          01/24/00
                   100          Sell            $21.19          01/24/00
                 1,200          Sell            $21.75          01/24/00
                 2,000          Sell            $17.13          01/30/01
                 9,700          Sell            $17.38          01/30/01
                 2,000          Sell            $17.25          01/31/01
                10,000          Buy             $09.25          03/16/01
                20,000          Buy             $09.00          03/16/01
                10,000          Sell            $18.10          08/01/01
                 2,500          Sell            $20.50          08/17/01
                 7,500          Sell            $20.30          08/17/01
                 3,500          Sell            $20.35          08/17/01
                 4,400          Sell            $20.55          08/17/01
                10,000          Buy             $09.40          11/21/01

C. Robert Coates' Minor Son

      Shares of Northfield Laboratories
      ---------------------------------
           Common Stock       Action          Avg. Price        Date
           ------------       ------          ----------        -------
                700             Buy             $13.50          06/06/00
                450             Buy             $13.63          06/06/00
                300             Buy             $13.44          06/06/00
                300             Buy             $12.63          06/06/00
                700             Sell            $17.19          01/31/01
                550             Sell            $17.00          01/31/01
                500             Sell            $20.25          08/17/01

C. Robert Coates non-profit foundation

     Shares of Northfield Laboratories
     ---------------------------------
           Common Stock       Action          Avg. Price        Date
           ------------       ------          ----------        -------
                  200           Buy             $12.38          06/19/00
                1,600           Buy             $12.44          06/20/00
                  500           Buy             $12.38          06/20/00
                  500           Buy             $12.38          06/21/00
                1,800           Buy             $12.50          06/21/00
                  400           Buy             $12.63          06/21/00

MR. WILLIAMS' HOLDINGS:

      Shares of Northfield Laboratories
      ---------------------------------
           Common Stock       Action          Avg. Price        Date
           ------------       ------          ----------        -------
                  500           Buy             $10.60          04/17/01

None of the funds used to purchase the aforesaid securities of the Company were borrowed funds.

Neither C. Robert Coates, nor his Affiliates, nor Bert R. Williams III is currently nor has any of them ever been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Neither C. Robert Coates, nor his Affiliates, nor Bert R. Williams III has had any transactions of any nature with the Company or any of its subsidiaries. Neither C. Robert Coates nor Bert R. Williams III has had any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Item 6. Voting Securities and Principal Holders Thereof

The Company reported in its 2001 Proxy Statement dated August 3, 2001, that it had approximately 14,265,875 shares of Common Stock outstanding, each of which was entitled to one vote on all matters to come before the stockholders.

The record date for the Company's year 2002 Annual Shareholders' Meeting and the matters management intends to submit at the Annual Meeting are not known at this time by Mr. Coates, and will not be known until the Company files a Schedule 14A Information Proxy Statement.

Mr. Coates does not have current information as to the security ownership of management or of beneficial ownership of the Company's stock who own more than 5% of the Company's outstanding common stock.

Item 7. Directors & Executive Officers

C. Robert Coates is nominating both himself and Bert R. Williams III as candidates to be elected to fill seats on the Company's Board of Directors which comes up for election at the Company's next Annual (or Special) Stockholders' Meeting.

Mr. Coates met Mr. Williams socially in the spring of 2000, and found that they shared common interests and similar business philosophies. Mr. Coates asked Mr. Williams if he would be interested in joining Mr. Coates in a proxy contest in an effort to be elected to the Northfield Laboratories Inc. Board of Directors. Mr. Williams indicated he would join Mr. Coates in such an effort. They filed a
Schedule 14A Proxy Statement in September of 2000 to initiate a proxy solicitation to be elected to the Company's Board of Directors. This proxy solicitation effort was later suspended before any proxies were solicited. This spring the two men met and agreed to again seek seats on the Company's Board of Directors. Aside from their mutual interest to be elected to the Company's Board of Directors, and the social friendship they share, they have no other relationship with one another.

Neither Mr. Coates nor his Affiliates are currently a party to any material proceeding adverse to the Company, or any subsidiary or affiliation, nor do they have any interest, material or otherwise, adverse to the Company.

On June 19, 2000, C. Robert Coates sent a letter to Northfield shareholders which was critical of the Company's management.

On June 22, 2000, C. Robert Coates announced that he had retained Beacon Hill Partners, Inc. as strategic advisor regarding opportunities to improve the shareholder value of Northfield Laboratories.

On August 31, 2000, Mr. Coates announced his intention to file a slate of four candidates to stand for election to the Board of Directors of Northfield Laboratories Inc.

On September 26, 2000, Mr. Coates initiated a proxy contest seeking a seat on the Company's Board of Directors by filing a Schedule 14A Definitive Proxy Statement with the SEC. On that same day, Mr. Coates and Northfield's senior management, Richard E. DeWoskin and Steven A. Gould, M.D. met to discuss ways to enhance the flow of information available to Northfield's shareholders and others in the scientific, business and investment communities. Northfield indicated that it planned to increase significantly the resources devoted to investor relations and to consider additional steps to provide enhanced information to its public investors. In addition, Northfield agreed to explore expanding its board of directors to include one or more additional independent directors with substantial FDA regulatory experience or a background in the pharmaceutical industry. Northfield also provided clarification that shareholders attending the Annual Meeting would be free to ask questions and make statements. Following that meeting, Mr. Coates withdrew his proposed slate of directors and elected not to solicit proxies in connection with the 2000 annual meeting.

On August 3, 2001, Northfield announced that it would host its Annual Meeting on August 31, 2002. For the years 2000, 1999, 1998 and 1997, the meeting dates had been October 12, October 28, September 28 and October 17 respectively.

On August 10, 2001, Mr. Coates filed an action against Northfield and its directors. The suit alleged that the defendants inequitably advanced the 2001 annual meeting from October 11, 2001, the date Northfield had publicly identified as the expected meeting date, to August 31, 2001 for the purposes of preventing Mr. Coates from waging an effective proxy contest.

On August 16, 2001, Northfield announced that it had completed preparation of all of the components of its Biologics License Application (BLA), including collection and analysis of its clinical trial data for PolyHeme. Neither Northfield's August 3, 2001 press release nor its August 3, 2001 Proxy Statement made mention of Northfield's plan to file the BLA.

On August 17, 2001, Mr. Coates withdrew his lawsuit, because he wished to be constructive, not disruptive, to the FDA filing process by Northfield Laboratories.

Mr. Williams is not a party to any material proceeding adverse to the Company, or any subsidiary or affiliations, nor does he have any interest, material or otherwise, adverse to the Company. Neither C. Robert Coates (nor his Affiliates) nor Bert R. Williams III is engaged in any transactions of any kind with the Company or its subsidiaries.

Item 8. Compensation of Directors and Executive Officers

Northfield Laboratories compensates outside directors for their participation at Board of Directors meetings and at committee meetings of the Board of Directors at a rate of $1,000 per meeting. Directors are also reimbursed for their expenses for attending meetings of the Board of Directors and committees. In addition, non-employee directors receive grants of stock options under the Northfield Laboratories Nonqualified Stock Option Plan for Outside Directors.

Item 9. Independent Public Accountants

Not Applicable.

Item 10. Compensation Plans

Not Applicable.

Item 11. Authorization or Issuance of Securities Otherwise than for Exchange

Not Applicable.

Item 12. Modification or Exchange of Securities

Not Applicable.

Item 13. Financial and Other Information

Not Applicable.

Item 14. Mergers, Consolidations, Acquisitions and Similar Matters

Not Applicable.

Item 15. Acquisition or Disposition of Property

Not Applicable.

Item 16. Restatement of Accounts

Not Applicable.

Item 17. Action with respect to Reports

Not Applicable.

Item 18. Matters Not Required to be Submitted

Not Applicable.

Item 19. Amendment of Charter, Bylaws or Other Documents

Not Applicable.

Item 20. Other Proposed Action

Not Applicable.

Item 21. Voting Procedures

According to the Company's Proxy Statement for its 2001 Annual Meeting of Shareholders, the following voting procedures apply:

Only stockholders of record at the close of business on the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. Each outstanding share of Common Stock is entitled to one vote. Shares of Common Stock may not be voted cumulatively. Mr. Coates does not know if there are other classes of voting securities of the Company outstanding. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted for the election as Directors of the persons who have been nominated by the Board of Directors. The execution of a Proxy will in no way affect a stockholder's right to attend the meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented to the Meeting, or if the stockholder attends the Meeting and votes by ballot, except as to any matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as shares that are present but which have not been voted.

FORM OF PROXY

- NORTHFIELD LABORATORIES, INC. -

PROXY SOLICITED ON BEHALF OF C. ROBERT COATES FOR NEXT ANNUAL (OR SPECIAL) MEETING OF SHAREHOLDERS OF NORTHFIELD LABORATORIES, INC.

The undersigned hereby constitutes and appoints C. ROBERT COATES with full power of substitution, his (her/its) attorney and proxy to the undersigned to represent the undersigned and vote all shares of Northfield Laboratories Inc. (the "Company") Common Stock which the undersigned would be entitled to vote if personally present at the next Annual (or Special) Meeting of Shareholders, to be held on such date, and at such place and time as the Company determines, and at any postponement or adjournment thereof.

PROPOSAL 1.  ELECTION OF DIRECTORS

                                  FOR both nominees listed   WITHHOLD authority to
                                  (except as indicated)      vote for both nominees listed below
- ----------------------------------------------------------------------------------------------
                                  |                        |                                   |
Nominees: C. Robert Coates        |                        |                                   |
          Bert R. Williams III    |                        |                                   |
- ----------------------------------------------------------------------------------------------

If you wish to withhold authority to vote for any individual nominee listed on the card, strike a line through that nominee's name.

IF THIS PROXY IS EXECUTED IN SUCH A MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF A NOMINEE SPECIFIED ABOVE, IT SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" SUCH NOMINEE.

PROPOSAL 2. IN ACCORDANCE WITH THEIR BEST JUDGMENT with respect to any other matters which may properly come before the meeting or any postponement or adjournment, thereof, about which the solicitor of this Proxy does not have knowledge at this time.

Signature                                         Date          ,2002
Signature                                         Date          ,2002

Note: (This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should indicate. If shares are held by joint tenants or as community property, both should sign.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

THIS PROXY MAY BE REVOKED PRIOR TO THE TIME IT IS VOTED BY DELIVERING TO C. ROBERT COATES OR TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OR A PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL OR SPECIAL MEETING AND VOTING IN PERSON.